     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 2001

                                            REGISTRATION STATEMENT NO. 333-63090
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


          COMERICA INCORPORATED                             DELAWARE                                  38-1998421
         COMERICA CAPITAL TRUST I                           DELAWARE                                  38-6786257
        COMERICA CAPITAL TRUST II                           DELAWARE                                  38-6786258
    (EXACT NAME OF EACH REGISTRANT AS           (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
        SPECIFIED IN ITS CHARTER)                INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)


                            ------------------------

                        COMERICA TOWER AT DETROIT CENTER
                            DETROIT, MICHIGAN 48226
                                 (800) 521-1190
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                               GEORGE W. MADISON
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             COMERICA INCORPORATED
                        COMERICA TOWER AT DETROIT CENTER
                            DETROIT, MICHIGAN 48226
                                 (800) 521-1190
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                                 EDWARD S. BEST
                              MAYER, BROWN & PLATT
                            190 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS 60603
                                 (312) 782-0600
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective as determined by market conditions and other factors.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------


                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                       AGGREGATE OFFERING    AMOUNT OF REGISTRATION
                SECURITIES TO BE REGISTERED                          PRICE(2)               FEE(3)(6)
------------------------------------------------------------------------------------------------------------
Capital Securities of the trusts(1).........................
------------------------------------------------------------------------------------------------------------
Guarantees of Comerica Incorporated of Preferred Securities
  issued by the trusts and certain back-up obligations(4)...
------------------------------------------------------------------------------------------------------------
Junior Subordinated Debentures of Comerica
  Incorporated(5)...........................................
------------------------------------------------------------------------------------------------------------
    TOTAL...................................................       $350,000,000              $87,500
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------


(1) The "trusts" refers to Comerica Capital Trust I and Comerica Capital Trust
    II.
(2) Pursuant to General Instruction II. D to Form S-3, the Proposed Maximum Aggregate Offering Price has been omitted for each class of securities but has been listed for the aggregate amount of all securities registered hereby.
(3) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

(4) Includes the rights of holders of the preferred securities under any guarantees and certain back-up undertakings, comprised of the obligations of Comerica Incorporated to provide certain indemnities in respect of, and pay and be responsible for, certain costs, expenses, debts and liabilities of each of the trusts, other than with respect to the preferred securities and common securities of such trust, and such obligations of Comerica Incorporated as set forth in the amended and restated declaration of trust of each trust and the indenture, in each case as further described in this registration statement. The guarantees, when taken together with Comerica Incorporated's obligations under the related junior subordinated debentures, the indenture and the related amended and restated declaration of trust, will provide a full and unconditional guarantee on a subordinated basis by Comerica Incorporated of payments due on the preferred securities. No separate consideration will be received for any guarantees or any such back-up obligations.

(5) The junior subordinated debentures to be issued by Comerica Incorporated and which are covered by this registration statement will be exchanged by Comerica Incorporated for the corresponding series of preferred securities. The junior subordinated debentures may be distributed later, without additional consideration, to the holders of each applicable series of preferred securities of each of the trusts if the respective trusts are dissolved and their assets are distributed to the respective holders of such preferred securities.

(6)Previously paid with the initial filing of the Registration Statement on June 15, 2001.


                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

         This Amendment No. 1 to the Registration Statement on Form S-3 of Comerica Incorporated (the "Registration Statement") is being filed for the purpose of adding to the facing page of the Registration Statement the I.R.S. Employer Identification Numbers of Comerica Capital Trust I and Comerica Capital Trust II.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Comerica Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-3 and has duly caused this pre-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Detroit, the State of Michigan, on July 9, 2001.


                                          COMERICA INCORPORATED

                                          By:      /s/ MARK W. YONKMAN
                                             -----------------------------------

                                          Name:   Mark W. Yonkman
                                                --------------------------------

                                          Title:   First Vice President,
                                                 Assistant
                                              ----------------------------------
                                                Secretary and General Counsel-
                                              ----------------------------------
                                                Investment Bank & Corporate
                                                 Finance
                                              ----------------------------------


     Pursuant to the requirements of the Securities Act of 1933, this pre-effective amendment to the registration statement has been signed below by the following persons in the capacities indicated and on July 9, 2001.



                    *                           Chairman, President and Chief Executive
------------------------------------------      Officer
             Eugene A. Miller                   (Principal Executive Officer)

                    *                           Vice Chairman and Chief Financial Officer
------------------------------------------      (Principal Financial Officer)
            Ralph W. Babb, Jr.

                    *                           Senior Vice President and Controller
------------------------------------------      (Chief Accounting Officer)
            Marvin J. Elenbaas

                    *                           Director
------------------------------------------
              Lillian Bauder

                    *                           Director
------------------------------------------
             James F. Cordes


                    *                       Director
------------------------------------------
            Peter D. Cummings

                    *                       Director
------------------------------------------
            J. Philip DiNapoli

                    *                       Director
------------------------------------------
           Anthony Earley, Jr.

                    *                       Director
------------------------------------------
              Max M. Fisher

                    *                       Director
------------------------------------------
              Roger Fridholm

                    *                       Director
------------------------------------------
             Todd W. Herrick

                    *                       Director
------------------------------------------
            David Baker Lewis

                    *                       Director
------------------------------------------
              John D. Lewis

                    *                       Director
------------------------------------------
              Wayne B. Lyon

                    *                       Director
------------------------------------------
             Eugene A. Miller

                    *                       Director
------------------------------------------
          Alfred A. Piergallini

                    *                       Director
------------------------------------------
              John W. Porter

                    *                       Director
------------------------------------------
              Howard F. Sims

                    *                       Director
------------------------------------------
            Robert S. Taubman


                    *                       Director
------------------------------------------
            William P. Vititoe

                    *                       Director
------------------------------------------
             Martin D. Walker

                    *                       Director
------------------------------------------
          Patricia M. Wallington

                    *                       Director
------------------------------------------
              Gail L. Warden

                    *                       Director
------------------------------------------
              Kenneth L. Way

         *By: /s/ MARK W. YONKMAN
   ------------------------------------
             Mark W. Yonkman
             Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, Comerica Capital Trust I and Comerica Capital Trust II each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this pre-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Detroit, the State of Michigan, on July 9, 2001.


                                    COMERICA CAPITAL TRUST I

                                    By: Comerica Incorporated, as Sponsor

                                    By:   /s/ MARK W. YONKMAN
                                        ----------------------------------------
                                    Name:   Mark W. Yonkman
                                           -------------------------------------
                                    Title:   First Vice President, Assistant
                                          --------------------------------------
                                            Secretary and General Counsel --
                                          --------------------------------------
                                            Investment Bank & Corporate Finance
                                          --------------------------------------

                                    COMERICA CAPITAL TRUST II

                                    By: Comerica Incorporated, as Sponsor

                                    By:   /s/ MARK W. YONKMAN
                                        ----------------------------------------
                                    Name:   Mark W. Yonkman
                                           -------------------------------------
                                    Title:   First Vice President, Assistant
                                          --------------------------------------
                                            Secretary and General Counsel --
                                          --------------------------------------
                                            Investment Bank & Corporate Finance
                                          --------------------------------------